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                                                                    EXHIBIT 4.19

THIS WARRANT AND THE SHARES OF NON-VOTING COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF NON-VOTING COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF DECEMBER 23, 1998 AMONG APS HEALTHCARE, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH IS ON FILE WITH APA HEALTHCARE, INC.

Dated:  as of July ___, 2001

                          AMENDED AND RESTATED WARRANT

                 To Purchase up to 859,409 shares of Non-Voting
 Common Stock of APS HEALTHCARE, Inc., subject to adjustment as provided herein

Expiring December 23, 2008

          THIS TO CERTIFY THAT, for value received, CAPITALSOURCE HOLDINGS LLC or any registered assigns ("HOLDER") is entitled to purchase from APS HEALTHCARE, INC. (f/k/a American Psych Systems Holdings, Inc.), a Delaware corporation (the "COMPANY"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on December 23, 2008, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Non-Voting Common Stock, par value $.001 per share (the "NON-VOTING COMMON STOCK") of the Company shown above, subject to adjustment as provided in Articles IV and V hereof, and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

          This Warrant is one of two warrants (the "WARRANTS") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 1,718,818 shares of Non-Voting Common Stock as such amount may be from time to time adjusted as herein provided. The Warrants have been issued by the Company pursuant to the Credit Agreement dated as of December 23, 1998 as amended by that certain First Amendment to Credit Agreement dated as of August 26, 1999, that certain Second Amendment to Credit Agreement dated as of October 18, 1999, that certain Third Amendment to Credit Agreement dated as of June 23, 2000, and that certain Fourth Amendment to Credit Agreement dated as of September 15, 2000 (as the same may be further amended from time to time, the "B OF A CREDIT AGREEMENT") among the Company, Psych Systems Holdings, Inc., a Delaware corporation (the "BORROWER"), the lenders listed on the signature pages thereof and

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Bank of America, N.A. (successor in interest to Banc of America Commercial
Finance Corporation, formerly known as NationsCredit Commercial Corporation) as Agent for such lenders, in consideration of a loan to the Borrower by such lenders. The Holder is entitled to certain benefits as set forth therein and to certain benefits described in the Warrantholders Rights Agreement. The B of A Credit Agreement and other agreements related thereto have been assigned to Holder pursuant to the terms of that certain Assignment of Loans, Financing Documents and Certain Warrants and Rights Related Thereto (the "Assignment"). The B of A Credit Agreement has further been amended and restated pursuant to the terms of that certain Amended and Restated Credit Agreement, by and between APS Healthcare Holdings, Inc. and CapitalSource Finance LLC, a wholly-owned subsidiary of Holder ("CapitalSource"), dated July ___, 2001 (the "CREDIT AGREEMENT"). The Company shall keep a copy of the Credit Agreement, the Warrantholders Rights Agreement, the Assignment and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

          Certain terms used in this Warrant are defined in Article VI.

          The Warrants are issued in replacement for an existing Warrant issued by the Company to NationsCredit Commercial Corporation for 1,718,817 shares of Non-Voting Common Stock (the "Original Warrant"), which Original Warrant has been split into two separate Warrants, each for 859,409 shares, issued to Holder and Bank of America, N.A.

                                    ARTICLE I

                              EXERCISE OF WARRANTS

          1.1. METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at the Warrant Agency (a) this Warrant, (b) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Non-Voting Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having an aggregate value, based on the Fair Market Value of the Company per share of Common Stock on the Business Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

          The Company shall, as promptly as practicable and in any event within seven days after receipt of such notice and payment, execute and deliver or cause to be executed and

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delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Non-Voting Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Non-Voting Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

          1.2. SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Non-Voting Common Stock issued upon the exercise of this Warrant and all shares of Voting Common Stock issued upon the conversion of such Non-Voting Common Stock shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then quoted on NASDAQ or listed on any national securities exchange (as defined in the Exchange Act), shall be duly quoted or listed thereon, as the case may be.

          1.3. NO FRACTIONAL SHARES REQUIRED TO BE ISSUED. The Company shall not be required to issue fractions of shares of Non-Voting Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share, the Company shall pay to the Holder in cash an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

          1.4. LEGEND. Each certificate for shares of Non-Voting Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available. This security is also subject to and has the benefit of

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     a Warrantholders Rights Agreement dated as of December 23, 1998 among APS
     Healthcare, Inc and the Stockholders and Warrantholders listed on the signature pages thereof, copies of which are on file with APS Healthcare, Inc."

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities
Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

          1.5. RESERVATION. The Company has duly reserved, and will keep available for issuance upon exercise of the Warrants, the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding and the total number of shares of Voting Common Stock deliverable upon conversion of such Warrant Shares to Voting Common Stock. The Company will not take any actions during the term of this Warrant that would result in any adjustment of the number of shares of Common Stock issuable upon the exercise of the Warrant if (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, (ii) all shares of Common Stock issued and outstanding and (iii) all shares then issuable (y) upon the exercise of all Options and (z) upon the conversion or exchange of all Convertible Securities, would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The Company will not change the Non-Voting Common Stock from par value $.001 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Non-Voting Common Stock upon any event described in Article IV that provides for an increase in the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased. As of December 23, 1998, the Company had outstanding (i) 14,035,895 shares of Voting Common Stock, par value $.001 per share, (the "Voting Common Stock"), (ii) no shares of Non-Voting Common Stock, (iii) 7,887,545 shares of Series 1 Convertible Preferred Stock, (iv) 2,500,886 shares of Series II Convertible Preferred Stock,
(v) warrants to acquire an additional 2,075,067 shares of Voting Common Stock,
(vi) options to acquire an additional 2,757,444 shares of Voting Common Stock and (vii) no other shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or any rights, options or warrants to purchase any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock. Neither the issuance of this Warrant nor the issuance of Warrant Shares upon exercise of this Warrant violates or conflicts with the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

                                   ARTICLE II

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                                 WARRANT AGENCY;
                 TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

          2.1. WARRANT AGENCY. As long as any Warrant remains outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "WARRANT AGENCY") at its address set forth in the Credit Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

          2.2. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

          2.3. TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASDAQ, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

          2.4. DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          2.5. LOSS, THEFT, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is CapitalSource Holdings LLC, then a written agreement of indemnity given by CapitalSource Holdings LLC alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender

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and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Non-Voting Common Stock.

          2.6. EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                                   ARTICLE III

                                 CERTAIN RIGHTS

          3.1. RIGHTS AND OBLIGATIONS UNDER THE WARRANTHOLDERS RIGHTS AGREEMENT. This Warrant is entitled to the benefits and subject to the terms of the Warrantholders Rights Agreement dated as of December 23, 1998 among the Company and the Stockholders and Warrantholders listed on the signature pages thereof (as amended from time to time, the "WARRANTHOLDERS RIGHTS AGREEMENT"). The Company shall keep or cause to be kept a copy of the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

          3.2. DETERMINATION OF FAIR MARKET VALUE. Subject to Section 3.3 hereof, each determination of Fair Market Value hereunder shall be made in good faith by the Company. Upon each determination of Fair Market Value by the Company hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the "COMPANY DETERMINATION").

          3.3. CONTEST AND APPRAISAL RIGHTS. (a) If the holders of Warrants entitling such holders to purchase a majority of the Non-Voting Common Stock subject to purchase upon exercise of Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof (the "REQUIRED INTEREST") disagree with the Company Determination and by notice to the Company given within 30 days after receipt of notice of the Company Determination (an "APPRAISAL NOTICE") elects to dispute the Company Determination, such dispute shall be resolved as set forth in subsection (b) of this Section.

          (b) the Company shall within 30 days after an Appraisal Notice shall have been given pursuant to subsection (a) of this Section engage an investment bank or other qualified appraisal firm acceptable to the Required Interest (the "APPRAISER") to make an independent determination of Fair Market Value (the "APPRAISER DETERMINATION"). The Appraiser Determination shall be final and binding on the Company and all Warrantholders. If the Company Determination and the Appraiser Determination differ by an amount of 15%

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or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by the Company and the Warrantholders; if the Company Determination is greater than the Appraiser Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Warrantholders; and if the Appraiser Determination is greater than the Company Determination by more than 15% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Company; provided that in each case, costs separately incurred by the Company and any Warrantholders shall be separately borne by them.

          3.4. BOARD MEETINGS. The Company shall give to the Holder notice of all meetings and actions by written consent of its board of directors and each committee thereof, at the same time and in the same manner as notice of any meetings of such board or committees is required to be given to directors who do not waive such notice (or, if such action requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). Holder shall have the right to send one(1) representative selected by Holder to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Warrantholders solely in their respective capacities as holders of the Warrants).

          3.5. FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly upon transmission thereof, the Company will deliver to the Holder copies of any and all financial statements, proxy statements, notices and other reports as it may send to its public stockholders and copies of all registration statements and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to its functions). The Company also will, and will cause its Subsidiaries to, deliver to the Holder, with reasonable promptness, such other information or data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Holder.

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS

          SECTION 4.1. GENERAL. The Exercise Price and the number of shares of Non-Voting Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; PROVIDED that notwithstanding anything to the contrary herein, the Exercise Price shall not be less than the par value of the Non-Voting Common Stock, as such par value is reduced from time to time in accordance with Section 1.5.

          SECTION 4.2. COMMON STOCK REORGANIZATION. If the Company shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "COMMON STOCK REORGANIZATION"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of

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such Common Stock Reorganization, to a price determined by multiplying the
Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

          SECTION 4.3. COMMON STOCK DISTRIBUTION. (a) If at any time while the Warrants or any Warrant Shares remain outstanding, the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to this Agreement or a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "COMMON STOCK DISTRIBUTION"), for a consideration per share less than the Exercise Price then in effect or the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less than the Exercise Price then in effect but not less than the Fair Market Value per share, to the lower of the prices, (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and (ii) below or, if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

          (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed, in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

          (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

          (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding

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     immediately prior to such Common Stock Distribution multiplied by such Fair
     Market Value per share on the date of such Common Stock Distribution, plus
     (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of
     (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Stock Distribution.

          If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

          The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant.

          (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or

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upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph
(a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

          (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph
(b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, then the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been

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made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

          (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          SECTION 4.4. SPECIAL DIVIDENDS. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "SPECIAL DIVIDEND"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

          SECTION 4.5. CAPITAL REORGANIZATIONS. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "CAPITAL REORGANIZATION"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Non-Voting Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall
(a) execute and deliver to the each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise by any Regulation Y Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this
Section 4.5 shall similarly apply to successive Capital Reorganizations.

          SECTION 4.6. ADJUSTMENT RULES. Any adjustments pursuant to this
Article IV shall be made successively whenever an event referred to herein occurs, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Non-Voting Common Stock to be delivered to each Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of (i) the issuance from time to time of shares of Common Stock upon the exercise of any Warrants, or (ii) upon the issuance from time to time of shares of Common Stock upon the exercise of any warrants or options to acquire Common Stock existing on the date hereof pursuant to the terms and conditions of such warrant or option on the date thereof. If the Company takes a record of the holders of its Common Stock for any purpose referred to in this
Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

          SECTION 4.7. PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Non-Voting Common Stock which any Warrantholder is entitled to receive upon exercise of a Warrant and (b) the ownership and exercise of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

          SECTION 4.8. NOTICE OF ADJUSTMENT. Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

                                    ARTICLE V

                            PURCHASE, REDEMPTION AND
                            CANCELLATION OF WARRANTS

          5.1. PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right or obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

          5.2. MANDATORY REDEMPTION OF WARRANTS. The Holder may (a) at any time and from time to time on or after the earlier of repayment in full of all principal of and premium and interest on the Notes (as defined in the Credit Agreement) and the termination of the Loans (as defined in the Credit Agreement) under the Credit Agreement, (b) on or within 30 days after the date on which the Company shall have delivered a Refinancing Notice (any such redemption pursuant to this clause (b), a "Refinancing Redemption"), or (c) at any time and from time to time on or after the fifth anniversary of the Original Closing Date, by notice to the Company demand a determination of the Redemption Price (a "Determination Notice") for purposes of this Section 5.2. Within 30 days (or, in the case of a Refinancing Redemption, 5 days) after the receipt of any Determination Notice from the Holder, the Company shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within 30 days (or, in the case of a Refinancing Redemption, 15 days) after receipt of notice of the Redemption Price the Holder may demand redemption of this Warrant, in whole or in part, at the Redemption Price by notice to the Company, payable on the third Business Day after receipt of notice of such demand (or, in the case of a Refinancing Redemption, on the closing date of such refinancing) (any such date, the "Redemption Due Date") in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, without surrender of this Warrant, by wire transfer to any account in New York City specified by notice to the Company. Thereupon, the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant as to which the Holder has demanded (and the Company may effect) redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the full Redemption Price from the Company in accordance with this Section. The Holder's right to demand redemption of this Warrant pursuant to this Section 5.2 shall be referred to hereinafter as the Holder's "Mandatory Redemption Right."

          5.3. REDEMPTION UPON AN IPO. Upon the closing of the Company's initial public offering ("IPO") of its securities under the Securities Act of 1933, as amended (the "Securities Act"), or upon the closing of a sale of the Company's securities under Rule 144A of the Securities Act, Holder shall have the right to sell up to one-half (50%) of the Warrant Shares issuable hereunder either (i) to any third party at the time of, and in connection with, such applicable transaction, and/or (ii) directly to the Company at the initial price for the Shares sold by the Company in the IPO (if it was an IPO) or at the price sold in the Rule 144A offering (collectively, the "Offering Price") subject to any restrictions on such transfers imposed by the federal or state securities laws. The Holder may demand redemption, pursuant to subsection (ii) above, at the applicable Offering Price, by notice to the Company, payable on the tenth Business Day after receipt of notice of such demand, in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency. Thereupon, the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant as to which the Holder has demanded (and the Company may effect) redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the full Offering Price from the Company in accordance with this Section.

          5.4. OPTIONAL REDEMPTION. At any time and from time to time after the sixth anniversary of the Original Closing Date, the Company shall have the right to redeem all, but not less than all, of the outstanding Warrants at the Optional Redemption Price, determined as of the day preceding the notice of redemption. Irrevocable notice of such right of redemption shall be given by the Company to all Warrantholders not more than 30 days nor less than 15 days prior to the date scheduled for redemption, stating the date and price, including a reasonably detailed description of the method of calculation thereof, of redemption. Warrantholders may exercise Warrants until 5:00 p.m., New York City time, on the Business Day preceding the date of redemption set forth in a valid notice of redemption, at which time the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive the Optional Redemption Price from the Company in immediately available funds upon surrender of this Warrant at the Warrant Agency. If the Optional Redemption Price shall be disputed pursuant to Section 3.3, the Company shall pay to the affected Warrantholders on the redemption date the Optional Redemption Price initially determined by it and shall thereafter make supplemental payment of any increase (and the affected Warrantholder shall remit to the

Company any decrease) in the Optional Redemption Price upon resolution of such dispute.

          5.5. CANCELLATION OF WARRANTS. All Warrants purchased, redeemed or otherwise acquired by the Company shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to the Company.

          5.6. NOTICE OF REFINANCING. The Company shall give notice to each of the Warrantholders of any intent by the Company to refinance in their entirety the Notes (as defined in the Credit Agreement) not less than 60 days prior to the proposed closing date of such refinancing, setting forth such proposed closing date and notifying each Warrantholder of its rights under Section 5.2 (such notice, the "Refinancing Notice").

          5.7. NO REDEMPTION WHILE CERTAIN AMOUNTS OUTSTANDING. Notwithstanding anything to the contrary in Section 5 hereof, no redemption or payment can be made by the Company under Sections 5.2 and 5.4 prior to payment in full of all amounts outstanding under the Credit Agreement, as well as payment in full of all amounts outstanding under the Note and Stock Purchase Agreement dated as of September 15, 2000 (the "Note Purchase Agreement") among the Company, the Borrower and Canpartners Investments IV, LLC (other than any payments that may be due with respect to any capital securities of the Company issued pursuant to the Note Purchase Agreement) and no redemption or payment can be made by the Company under Section 5.3 prior to payment in full of all amounts outstanding under the Note Purchase Agreement (other than any payments that may be due with respect to any capital securities of the Company issued pursuant to the Note Purchase Agreement). The Holder and the Purchasers (as defined in the Note Purchase Agreement) are intended third party beneficiaries of this Section 5.7. This Section 5.7 cannot be modified without the consent of the Holder and the Purchasers holding a majority in interest in the Notes (each as defined in the Note Purchase Agreement), until the Loans under the Credit Agreement and under the Note Purchase Agreement have been paid in full.

                                   ARTICLE VI

                                   DEFINITIONS

          The following terms, as used in this Warrant, have the following meanings:

          "APPRAISAL NOTICE" has the meaning set forth in Section 3.3(a).

          "APPRAISER" has the meaning set forth in Section 3.3(b).

          "APPRAISER DETERMINATION" has the meaning set forth in Section 3.3(b).

          "BHC ACT" means the Bank Holding Company Act of 1956, as amended.

          "BORROWER" has the meaning set forth in the second paragraph of this Warrant.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Atlanta, Georgia or Chicago, Illinois are authorized by law to close, unless there has been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

          "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

          "CAPITAL REORGANIZATION" has the meaning set forth in Section 4.5.

          "CLOSING DATE" has the meaning set forth in the Credit Agreement.

          "CLOSING PRICE" on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose.

          "COMMON STOCK" means the Voting Common Stock or the Non-Voting Common Stock, or both, as the context may require.

          "COMMON STOCK DISTRIBUTION" has the meaning set forth in
Section 4.3(a).

          "COMMON STOCK REORGANIZATION" has the meaning set forth in
Section 4.2.

          "COMPANY" has the meaning set forth in the first paragraph of this Warrant.

          "COMPANY DETERMINATION" has the meaning set forth in Section 3.2.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "CONSOLIDATED TOTAL DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis at such date.

          "CONVERTIBLE SECURITIES" has the meaning set forth in Section 4.3(b).

          "CREDIT AGREEMENT" has the meaning set forth in the second paragraph of this Warrant.

          "DEBT" of a Person means at any date, without duplication all obligations of such Person which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person including, without limitation,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person in respect of settlements (structured or otherwise) of any litigation involving such Person.

          "EBITDA" has the meaning set forth in the Credit Agreement.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

          "EXERCISE PRICE" means $.01 per share of the Non-Voting Common Stock, subject to adjustment pursuant to Article IV.

          "FAIR MARKET VALUE" as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of the Company or otherwise in accordance with Section 3.3 hereof. The Fair Market Value of the Company as at any date of determination shall be the greatest of (i) the Fair Market Value at such date of the Company and its Subsidiaries as a going concern, (ii) the liquidation value at such date of the Company and its Subsidiaries, (iii) the consolidated net worth of the Company and its Subsidiaries as shown on its latest available consolidated balance sheet of the Company, and (iv) the result of (A) EBITDA for the twelve consecutive months recently ended prior to such date multiplied by 6.0 plus (B) cash and cash equivalents at such date minus (c) Consolidated Total Debt at such date. Notwithstanding the foregoing, if, at any date of determination the Company of the Fair Market Value of the Company, the Common Stock shall then be publicly traded, the Fair Market Value of the Company on such date shall be the greater of (a) the amount determined in accordance with the immediately preceding sentence and (b) the Market Price on such date multiplied by the number of shares of Common Stock then outstanding. Determination of the Fair Market Value of the Company per share of Common Stock, shall be made without giving effect to any discount for (i) minority interests (ii) any lack of liquidity of the Common Stock due to the fact that there may be no public market for the Common Stock or
(iii) the voting status of the Non-Voting Common Stock.

          "FULLY DILUTED BASIS" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

          "GAAP" has the meaning specified in the Credit Agreement.

          "GUARANTY" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such
Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HOLDER" has the meaning set forth in the first paragraph of this Warrant.

          "MARKET PRICE" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, (y) the determination of the Holders or the Company to exercise their respective rights set forth in Section 5.2, 5.3 or 5.4 hereof, and (z) the commencement of "ex-dividend" trading in respect thereof.

          "NASD" means The National Association of Securities Dealers, Inc.

          "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

          "NON-VOTING COMMON STOCK" has the meaning set forth in the first paragraph of this Warrant, subject to change pursuant to Article IV.

          "OPTIONS" has the meaning set forth in Section 4.3(b).

          "OPTIONAL REDEMPTION PRICE" means, as of any date of determination, a price for each share of Non-Voting Common Stock issuable upon exercise of the Warrants equal to 110% of the Redemption Price, determined as of such date.

          "ORIGINAL CLOSING DATE" means December 23, 1998.

          "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          "REDEMPTION DUE DATE" has the meaning set forth in Section 5.2 hereof.

          "REDEMPTION PRICE" means as of any date of determination, a price for each share of Non-Voting Common Stock issuable upon exercise of the Warrants equal to the excess of (a)(i) the Fair Market Value of the Company, PLUS the aggregate Exercise Price of all Warrants either being redeemed or then outstanding and not being redeemed divided by (ii) the number of shares of Common Stock outstanding on a Fully Diluted Basis over (b) the Exercise Price then in effect.

          "REFINANCING NOTICE" has the meaning set forth in Section 5.6 hereof.

          "REGULATION Y HOLDER" means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

          "REQUIRED INTEREST" has the meaning set forth in Section 3.3(a).

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.

          "SPECIAL DIVIDEND" has the meaning set forth in Section 4.4.

          "SUBSIDIARY" has the meaning specified in the Credit Agreement.

          "VOTING COMMON STOCK" means the Voting Common Stock, par value $.001 per share, of the Company.

          "WARRANT AGENCY" has the meaning set forth in Section 2.1.

          "WARRANT SHARES" means the shares of Non-Voting Common Stock issuable upon the exercise of the Warrants.

          "WARRANTHOLDER" means a holder of a Warrant.

          "WARRANTHOLDERS RIGHTS AGREEMENT" has the meaning set forth in Section

3.1.

          "WARRANTS" has the meaning set forth in the second paragraph of this Warrant.

          All references herein to "DAYS" shall mean calendar days unless otherwise specified.

                                   ARTICLE VII

                                  MISCELLANEOUS

          7.1. NOTICES. Notices and other communications provided for herein must be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

          7.2. WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants entitling such holders to purchase a majority of the Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof); provided, however, that no such amendment, modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III or IV or
Section 1.5, 5.2, 5.3, 5.4 or 5.5. The provisions of the Credit Agreement and the Warrantholders Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

          Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Credit

Agreement or the Warrantholders Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

          7.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

          7.4. TRANSFER; COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

          7.5. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          7.6. SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

          7.7. RIGHT TO SPECIFIC PERFORMANCE. The Company acknowledges and agrees that in the event of any breach of the foregoing covenants and agreements, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of the foregoing covenants and agreements.

            [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                     APS HEALTHCARE, INC.

                                     By: /s/ Vince Achilarre
                                         ----------------------------------
                                         Name: Vince Achilarre
                                         Title: Executive Vice President